Exhibit 10.56

LOAN AGREEMENT

BY THIS LOAN AGREEMENT made and entered into as of the 22nd day of December, 2006, by EMERYVILLE MARINA, L.L.C., a Delaware limited liability company, whose address is c/o Marinas International, 11226 Indian Trail, Suite 200, Dallas, Texas 75229; and SCOTT’S MARINAS AT LAKE GRAPEVINE, LTD., a Texas limited partnership, whose address is c/o Marinas International, 11226 Indian Trail, Suite 200, Dallas, Texas 75229 (hereinafter individually a “Borrower” and collectively “Borrowers”); and CNL INCOME PARTNERS, LP, a Delaware limited partnership, whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 (hereinafter called “Lender”), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

1.	RECITALS; DEFINITIONS

1.1 The Loans. Borrowers have applied to Lender for a series of loans in the following amounts: Emeryville Marina, L.L.C.: $4,598,500.00; and Scott’s Marinas at Lake Grapevine, Ltd.: $14,739,000.00 (Scott’s Landing Marina), $12,112,500.00 (Silver Lake Marina and Park), and $7,701,000.00 (Twin Coves Marina and Park) (individually, a “Loan” and collectively, the “Loans”), and Guarantors (as defined herein) have agreed to execute the applicable Guaranties (as defined herein) in order to induce the Lender to make the applicable Loans.

1.2 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph.

“Agreement” means this Loan Agreement, as it may be amended, restated and otherwise modified from time to time.

“Assignment of Agreements” means those certain Assignments of Agreements, Leases, Licenses, Permits, Plans, Contracts and Warranties; Security Agreement dated of even date herewith, executed by each Borrower, as Assignor, for the benefit of Lender, as Assignee, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Closing Date” means the date of this Agreement.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Event of Default” shall have the meaning described in each of the Instruments.

“Guarantor(s)” means, individually or collectively, as the context requires, J. STAN JOHNSON, severally (not jointly and severally) for the loan to Emeryville Marina, L.L.C., and MARSHALL FUNK, severally (not jointly and severally).

“Guaranty(ies)” means, individually or collectively, as the context requires, the Guaranty of Non-Recourse Carve Outs dated of even date herewith, one executed by each Guarantor in favor of the Lender.

“Improvements” means all improvements located on the Property.

“Instrument” or “Instruments” means, individually or collectively as the context requires, the Leasehold Deeds of Trust, Assignments of Leases and Rents and Security Agreements, dated of even date herewith, executed by each of the Borrowers, as grantors, for the benefit of Lender, as beneficiary, as they may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Loan Documents” means this Agreement, each Note, each Guaranty, the Security Documents and any other agreements, documents, or instruments evidencing, guarantying, securing or otherwise relating to the Notes, or executed or delivered in connection with the Loans, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

“Note” or “Notes” means, individually or collectively as the context requires, the Promissory Notes, dated of even date herewith, executed by each Borrower, payable to the order of Lender, in the original principal amount or amounts set forth in Section 1.1, as they may be amended, modified, extended, renewed, restated or supplemented from time to time.

“Project” means each parcel of Property and Improvements.

“Property” means individually or collectively as the context requires, the Property as defined in the Instruments.

“Security Documents” means the Instruments, Assignment of Agreements and any other agreements, documents or instruments required by Lender to grant and perfect the liens and security interests required herein, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

2.	SECURITY

2.1 Security. Borrowers shall cause the Notes, the Loans, and Borrower’s obligations under this Agreement and the Loan Documents to be secured by the following:

(a) The Instruments, constituting first and prior liens on the Property, subject only to such matters as specifically approved by Lender.

(b) UCC financing statements for filing and/or recording and any other items required by Lender to fully perfect the liens and security interests of Lender in the Property.

(c) The Assignment of Agreements.

3.	REPRESENTATIONS AND WARRANTIES

Borrowers each represent and warrant to Lender as follows:

3.1 Recitals and Statements. The recitals and statements in this Agreement are true and correct.

3.2 Organization and Good Standing. Each Borrower and Guarantor is duly organized, validly existing and in good standing under the laws of the state of its organization and is, to the extent required by law, qualified to do business and is in good standing in the state in which its Real Property is located.

3.3 Power. Each Borrower and Guarantor has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of the Loan Documents has been duly authorized by all requisite action on the part of each Borrower and Guarantor.

3.4 Authority. Each Borrower and Guarantor is fully authorized and permitted to enter into this Agreement, to execute the Loan Documents, to borrow or guaranty the amounts contemplated herein upon the terms set forth herein and in the Loan Documents and to perform the terms of the Loan Documents, none of which conflicts with any provision of any law, rule or regulation applicable to that Borrower or Guarantor, or any of the documents under which any Borrower or Guarantor is organized. The Loan Documents are valid and binding legal obligations of each Borrower and Guarantor, and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and general principles of equity.

3.5 Enforceable Liens. The liens, security interests and assignments created by the Security Documents will, when granted and recorded or filed, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

3.6 No Breach. The execution, delivery and performance by each Borrower and Guarantor of the Loan Documents will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument under which that Borrower or Guarantor is a party or is obligated. No Borrower or Guarantor is in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

3.7 No Actions. No actions, suits or proceedings are pending or, to the knowledge of any Borrower and Guarantor, threatened against any Borrower or Guarantor, the Property or any Project that might materially and adversely affect the repayment of the Loans, or the performance by any Borrower or Guarantor under this Agreement or any Guaranty.

3.8 Licenses. Each Borrower has obtained and there remain in full force and effect all material licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of each Project for its intended purpose that are obtainable as of the date hereof.

3.9 Financial Statements. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of each Borrower or Guarantor are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of any Borrower, any Guarantor or any Project since the latest financial statements of each Borrower or Guarantor given to Lender.

3.10 Solvency of Borrowers and of Guarantors. Each Borrower and Guarantor, before and after the borrowings contemplated by the Loans, is solvent pursuant to the laws of the United States, as reflected by the entries in each Borrower’s and Guarantor’s books and records and as reflected by actual facts.

4.	AFFIRMATIVE COVENANTS

Until the Loans have been paid in full and all of Borrowers’ obligations hereunder have been fully discharged:

4.1 Books and Records. Each Borrower shall keep and maintain at all times at such Borrower’s address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly such Borrower’s financial condition and the results of the operation of its Property and copies of all written contracts, leases and other instruments which affect its Property. Such books, records, contracts, leases and other instruments shall be on a tax basis consistently applied, and shall be subject to examination and inspection by Lender at all times during normal business hours after reasonable notice of not less than forty-eight (48) hours and Lender shall have the right to make such copies or abstracts thereof as Lender may desire.

4.2 Financial Statements. Each Borrower shall furnish to Lender, as soon as practicable and in any event within twenty (20) days after the end of each calendar month, an internally prepared balance sheet and income statement, all in form and content satisfactory to the Lender and in reasonable detail and certified as true, correct and complete in all material respects by such Borrower’s managing member or chief financial officer. Each Borrower shall furnish to Lender, as soon as practicable and in any event within ten (10) days after the end of each calendar month, internally prepared aggregate Property revenues, all in form and content satisfactory to the Lender and in reasonable detail and certified as true, correct and complete in all material respects by such Borrower’s managing member or chief financial officer. Each Borrower shall furnish to Lender, as soon as practicable and in any event within seventy-five (75) days after the end of each fiscal year, internally prepared final balance sheet and annual income statement, all in form and content satisfactory to the Lender and in reasonable detail and certified as true, correct and complete in all material respects by such Borrower’s managing member or chief financial officer. Each Borrower shall furnish to Lender, as soon as practicable and in any event within thirty (30) days prior to the end of each fiscal year for the following year, an annual budget, all in form and content satisfactory to the Lender and in reasonable detail and certified by such Borrower’s managing member or chief financial officer. Lender shall have the right to audit each Borrower’s financial statements, books and records. Each Borrower must provide to Lender reasonable access and assistance to perform any and all procedures necessary to conduct and complete Sarbanes-Oxley Section 404 certification. In addition, each Borrower shall also furnish such other interim statements of such Borrower as Lender may reasonably require from time to time. All financial statements shall be prepared on a tax basis consistently applied on a consolidated and consolidating basis and certified by such Borrower’s managing member as true, correct and complete; provided, however, if an audit of any Borrower’s financial statements is required by Lender, such audit shall be conducted with such Borrower’s cooperation and assistance on a GAAP basis, with all of the costs of any such audit being the sole responsibility of Lender. All representations, warranties, and other information provided or to be provided to Lender by or on behalf of any Borrower, any Guarantor, or any other Person in connection with the Loans shall be accurate and complete in all respects as of the dates thereof. Each Borrower shall not change its year-end date from December 31, without Lender’s prior written consent.

4.3 Estoppel Certificates. Each Borrower shall within ten (10) days of a written request from Lender furnish Lender with a written statement, duly acknowledged, (a) setting forth to such Borrower’s knowledge (i) the then outstanding principal balance of the Note and all other sums, if any, then due and payable by such Borrower to Lender under the provisions of the Note or this Agreement or Loan Documents relating to the Property and any right of set-off, counterclaim or other defense which exists against such sums and the obligations under the Loan Documents; (ii) that no Default or event which, with the passage of time or the giving of notice, would constitute a Default exists; and (iii) other matters reasonably requested by Lender; and (b) attaching true, correct and complete copies of the Note, and the Instrument and any other Loan Documents and all modifications, amendments and substitutions thereof.

4.4 Maintenance of Licenses and Permits. Each Borrower shall maintain or cause to be maintained in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the maintenance and operation of the Projects. Each Borrower shall maintain its present existence and shall maintain or cause to be maintained executive personnel and management at a level of experience and ability reasonably equivalent to present personnel and management.

4.5 Compliance with Loan Documents. Each Borrower shall make all payments of interest and principal of its respective Loan when due and shall keep and comply with all terms, conditions and provisions of the Loan Documents to which it is a party.

4.6 Further Assurances. Each Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in connection with the Loan.

4.7 Borrower Notices. Each Borrower shall promptly give notice in writing to Lender of (i) the occurrence of any Event of Default, (ii) any change in the name of Borrower, and in the case of a reorganization, any change in name, identity or corporate structure, or (iii) loss through fire, theft, liability or property damage.

4.8 No Other Debt. Until the Loans have been paid in full and all of Borrowers’ obligations hereunder have been fully discharged, no other debt of the Borrower(s) shall be permitted, whether secured, unsecured, capital leases, or preferred equity, with the exception of certain approved debt and other approved liabilities incurred in the ordinary course of marina operations as set forth in Schedule 4.8 attached hereto, including without limitation, trade payables, accrued liabilities, and capital leases incurred in the normal course of business as described in Schedule 4.8.

5.	CROSS-DEFAULT, CROSS-COLLATERALIZATION

5.1 Cross-Default. Each Borrower acknowledges that the occurrence of a Default or an Event of Default under any Note or Instrument, as defined in each Note and Instrument, shall be a Default or an Event of Default under all Notes and Instruments. During the existence of an Event of Default, Lender shall have all rights and remedies available under any Instrument as against any of the Property, as described in the Instruments and in UCC Financing Statements, individually or collectively, to be exercised at Lender’s sole option.

5.2 Cross-Collateralization. Each Borrower acknowledges that the Property and all personal property described in each of the Instruments and UCC Financing Statements shall secure the Loans, all Notes, and all obligations under the Loan Documents.

5.3 Adequacy of Consideration. Each Borrower acknowledges that it is affiliated with, and under common ownership with, all other Borrowers, and that each Loan will provide direct economic benefit to all Borrowers. Each Borrower acknowledges the receipt and sufficiency of consideration for the covenants, terms and provisions of this Agreement.

6.	DEFAULT; REMEDIES

6.1 Event of Default. The occurrence of an Event of Default under any Instrument shall be an Event of Default under this Agreement.

6.2 Remedies. During the existence of an Event of Default, Lender shall have all remedies available under the Instruments and under the laws of the state in which the applicable Property is located.

6.3 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of each Borrower to perform and observe the obligations contained in the Notes, this Agreement, the Instruments or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Instruments and the other Loan Documents, or in the Property, the Rents (as defined in the Instruments), or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against each Borrower only to the extent of such Borrower’s interest in the Property, Rents, proceeds and any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Instruments and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against any Borrower in any such action or proceeding under, or by reason of, or in connection with, the Notes, this Agreement, the Instruments or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Instruments; (c) affect the validity or enforceability of or any guaranty made in connection with the Loans or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the assignment of Leases (as defined in the Instruments); (f) constitute a prohibition against Lender to sue or bring an action against any Borrower where such action is necessary, but only to the extent necessary, in order to fully realize the security granted by the Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of any Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including those resulting from the diminution in value of the Property, and all attorneys’ fees and costs reasonably incurred) to the extent and only to the extent arising out of the following:

(a) fraud or misrepresentation by or on behalf of any Borrower or any Guarantor or any of their respective agents or representatives in connection with the Loans, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (“RICO”);

(b) gross negligence or willful misconduct by or on behalf of any Borrower or any Guarantor or any of their respective agents or representatives in connection with the Loans;

(c) the breach in any material respect of any representation, warranty, covenant or indemnification provision in any Environmental Indemnity Agreement or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

(d) wrongful removal or destruction by or on behalf of any Borrower of any portion of the Property;

(e) any intentional, physical waste of the Property;

(f) any legal requirement (including RICO) mandating the forfeiture by any Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower, affiliate of any Borrower or any Guarantor in connection therewith;

(g) any misrepresentation, miscertification or breach of warranty in any material respect by any Borrower with respect to any representation, warranty or certification contained in this Agreement or any other Loan Document to induce Lender to make the Loans, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to any of the collateral for the Loans;

(h) the misappropriation or conversion by or on behalf of any Borrower of (A) any insurance proceeds paid by reason of any casualty, (B) any awards or other amounts received in connection with a condemnation, (C) any Rents during the existence of an Event of Default, (D) any Rents collected more than one (1) month in advance, except Rents with respect to boat slips, dry stack storage and other storage spaces by any non-commercial tenant which do not exceed twelve (12) months and other prepaid rents approved in writing by Lender (such approval to not be unreasonably withheld), or (E) any gross income from operations and/or gross sales proceeds;

(i) failure to pay charges for labor or materials or other charges to the extent the same create liens on any portion of the Property to the extent such liens are not bonded over or discharged in accordance with the Instrument;

(j) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered by or on behalf of any Borrower or any affiliate, officer, director or representative of any Borrower to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(k) any failure by any Borrower to pay taxes, subject to Borrower’s right to contest the same in accordance with the terms hereof or any Instrument;

(l) any failure to obtain and maintain the fully paid for insurance policies in accordance with the Loan Documents, to the extent available;

(m) any failure by any Borrower to obtain Lender’s prior written consent to any indebtedness incurred by such Borrower or voluntary lien encumbering the Property as required by this Agreement or the Instruments; or

(n) any failure by any Borrower to obtain Lender’s prior written consent to any transfer of ownership interests in, or control of, the Borrower or any of the Property or other collateral, as required by this Agreement or the Instruments.

Notwithstanding anything to the contrary in this Agreement, the Notes or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Instruments or to require that all collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to each Borrower in the event of: (a) any Borrower filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the soliciting or causing to be solicited petitioning creditors for any involuntary petition against any Borrower from any person; (c) any Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any person; (d) any Borrower or any affiliate, officer, director or representative of any Borrower which controls such Borrower, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Borrower or any portion of the Property; (e) any Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

7.	GENERAL

7.1 Paradise Cove. The Loan committed to Marshall Funk, as Trustee for the benefit of Scott’s Expansion No. 1, Ltd., and allocated to Paradise Cove in the principal amount of $765,000.00 will not be advanced, the required Loan Documents for such loan will not be executed, and the required lien and security interest against the Paradise Cove collateral will not be granted to Lender, unless and until Marshall Funk, as Trustee for the benefit of Scott’s Expansion No. 1, Ltd. obtains an extension of the underlying Army Corps of Engineers lease for the Paradise Cove site for at least 25 years. If the extension of such lease is not obtained by December 31, 2007, any obligation of Lender to lend the allocated amount for Paradise Cove shall be terminated. If the extension of such lease is obtained prior to December 31, 2007, Marshall Funk, as Trustee for the benefit of Scott’s Expansion No. 1, Ltd., shall execute, or shall cause Scott’s Expansion No. 1, Ltd. to execute, any and all documents required by Lender, in the form of which was previously negotiated by the parties in connection with this Agreement, and shall reimburse Lender for all of its costs and expenses in connection therewith including reasonable attorneys’ fees and costs.

7.2 Emeryville Marina Holdback. Borrowers and Lender agree that $60,000.00 of the Loan committed to Emeryville Marina, L.L.C. and allocated to Emeryville Marina in the principal amount of $4,598,500.00 shall be held back (the “Holdback”) by Lender to be applied towards the cost of repairs at Emeryville Marina. Emeryville Marina, L.L.C. and Lender shall use good faith efforts to agree within a reasonable period of time hereafter on the specific repairs to be funded with the Holdback and the budget therefor. After the budget and the repairs are agreed upon, the Holdback shall be disbursed by Lender to Emeryville Marina, L.L.C. pursuant to the terms of this Section 7.2. Emeryville Marina, L.L.C. may from time to time submit draw requests as repairs are completed in accordance with the approved budget; however, Emeryville Marina, L.L.C. shall not request, and Lender shall not be required to fund, more than two (2) draw request per month. Each draw request shall be accompanied by written evidence in form and substance reasonably acceptable to Lender that such portion of the repairs have been completed and such costs have been incurred, all in accordance with the approved budget. Notwithstanding the forgoing, Lender shall not be obligated to make any advance under this Section 7.2 if an Event of Default exists.

7.3 Survival and Severability. This Agreement shall survive the making of the Loans and shall continue so long as any part of the Loans, or any extension or renewal thereof, remains outstanding. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of that provision in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions hereof in all jurisdictions, shall not be affected or impaired in any way.

7.4 Discretionary Rights; Presumptions. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys’ fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand. Lender’s determination of reasonableness or materiality, as such standards are used herein or in any of the other Loan Documents, shall be presumptively correct.

7.5 Joint and Several. The liability of Borrowers shall be joint and several. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

7.6 Time of Essence. Time is expressly made of the essence of this Agreement.

7.7 Governing Law; Jurisdiction. This Loan Agreement evidences indebtedness payable in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida. Each Borrower and Guarantor hereby acknowledges that all amounts payable under the Loan Documents are payable in the State of Florida and therefore each Borrower and Guarantor hereby submits and is subject to the personal jurisdiction of the courts of competent jurisdiction of said state for the enforcement of this Agreement and the Loan Documents. Each Borrower and Guarantor waives any and all personal rights under the laws of said state to object to jurisdiction within said state in the event of litigation arising under or by reason of the Loan Agreement. Nothing contained herein, however, shall prevent Lender from bringing any action or exercising any rights against any security and against any Borrower or Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state by Lender shall in no event constitute an implied waiver of the agreement contained herein that the laws of the State of Florida shall govern the rights and obligations of each Borrower and Guarantor, and Lender, hereunder or of the submission herein made by each Borrower and Guarantor to personal jurisdiction within the State of Florida.

7.8 Assignment, Participation and Servicing. Lender may, in its sole discretion assign, convey, sell, transfer, participate or encumber all or any portion of the Loans, this Agreement or the other Loan Documents and its rights and obligations thereunder, to any other person without the consent of Borrowers or any third party. Lender may, in its sole discretion, also delegate servicing of the Loans to any other person without the consent of Borrowers or any third party.

7.9 Lender’s Costs and Expenses. Upon demand, Borrower shall pay all of the following costs and expenses incurred by Lender in connection with the Loans or Property; (a) all amounts expended by Lender to perform any of Borrower’s obligations under this Agreement or the other Loan Documents or to protect, preserve, repair, foreclose upon, or dispose of the Property or other collateral together with a reasonable fee for Lender’s performance of such services; (b) all amounts expended by Lender to enforce any of its rights and remedies under this Agreement and the other Loan Documents; (c) all of Lender’s reasonable attorneys’ fees and legal costs and expenses including, but not limited to, those incurred by Lender to enforce any of its rights or remedies under this Agreement and the other Loan Documents; (d) all premiums and charges for title insurance examinations and policies and endorsements or updates thereto; (e) all survey costs; (f) all filing and recording fees; (g) all recordation and transfer taxes; (h) all insurance premiums; and (i) all fees for environmental reports and investigations and the remediation of environmental problems permitted to be performed by Lender under the terms of any Loan Document. Such amounts shall be construed as additional advances under the Loans, accrue interest at the rates set forth in the Loan Documents, and secured by all of the collateral.

7.10 Notices. All notices required or permitted to be given hereunder shall be given in the manner set forth in the Instruments.

7.11 Counterparts. This Agreement may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.

BORROWERS:

EMERYVILLE MARINA, L.L.C., a Delaware limited liability company

By:	Marstan Investment Company, L.L.C., a Texas limited liability company, as a Member of Emeryville Marina, L.L.C.

	By:	/s/ J. Stan Johnson
J. Stan Johnson, Manager

By:	B S Ford, L.P., a Texas limited partnership, as a Member of Emeryville Marina, L.L.C.

	By:	B S Investments, L.L.C., a Texas limited liability company, as the General Partner of B S Ford, L.P.

		By:	/s/ J. Stan Johnson
J. Stan Johnson, Member

SCOTT’S MARINAS AT LAKE GRAPEVINE, LTD., a Texas limited partnership

By:	Grapevine Marina Company, LP, a Texas limited partnership, its general partner

	By:	GVMC GP, LLC, a Delaware limited liability company, its general partner

		By:	/s/ Marshall Funk, Manager
Marshall Funk, Manager

LENDER:

CNL INCOME PARTNERS, LP, a Delaware limited partnership

By:	CNL INCOME GP CORP., a Delaware corporation, the sole General Partner of CNL Income Partners, LP

	By:	/s/ Charles A. Muller
Charles A. Muller, Executive Vice President

Schedule 4.8

Approved Debt and Liabilities

1.	Trade Payables. Each Borrower may incur from time to time Trade Payables which are not more than sixty (60) days outstanding and which are either (a) non-recurring Trade Payables for improvement repair / refurbishment or new construction otherwise permitted under the Loan Documents or (b) do not exceed in the aggregate the following amounts as to each Borrower:

Emeryville Marina, L.L.C.	-	less than $90,000.00 in the aggregate

Scott’s Marinas at Lake Grapevine, Ltd.	-	less than $275,000.00 in the aggregate

2.	Existing Debt and Capital Leases. The following existing debt and capital leases of the Borrower, as reflected in loan documents and capital leases, true and complete copies of which have been delivered to Lender, are approved, provided that Borrower timely pays and maintains such debt and leases free of default, and that no additional advances or increase is permitted.

a.	None.

3.	Future Additional Debt and Capital Leases. Purchase money debt and capital leases financing the acquisition of equipment required for the operation of any Property, not to exceed $200,000.00 in the aggregate for Emeryville Marina, L.L.C. and $1,000,000.00 in the aggregate for Scott’s Marinas at Lake Grapevine, Ltd., provided that copies of all financing and lease documentation are promptly delivered to Lender. A lien and security interest, solely in the purchased/leased equipment, and solely to secure the purchase money/lease obligations of any Borrower is permitted.